Exhibit 99.1

NEWS RELEASE October 22, 2015

Contacts: Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE DECLARES
QUARTERLY COMMON STOCK DIVIDEND

October 22, 2015 - HOUSTON, TEXAS - As announced in Crown Castle International Corp.'s (NYSE: CCI) ("Crown Castle") third quarter 2015 earnings release yesterday, Crown Castle’s Board of Directors has declared a quarterly cash dividend of $0.885 per common share. The quarterly dividend will be payable on December 31, 2015 to common stockholders of record at the close of business on December 18, 2015. Future dividends are subject to the approval of the Company’s Board of Directors.

ABOUT CROWN CASTLE
Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 15,000 small cell nodes supported by approximately 16,000 miles of fiber, Crown Castle is the nation's largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.
CrownCastle.com